UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2019
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-38465 (Commission File Number)	91-2183967 (IRS Employer Identification No.)

221 Main St., Suite 1550 San Francisco, California 94105 (Address of Principal Executive Offices) (Zip Code)

(415) 489-4940 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 17, 2019, DocuSign, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected each of the Company’s nominees for Class I director and (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020. The final results with respect to each proposal are set forth below:

Proposal 1 – Election of Directors.
The stockholders elected each of the two persons named below as Class I directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. The results of such vote were:

	Votes For	Votes Withheld	Broker Non-Votes
Blake J. Irving	119,735,883	555,725	35,313,966
Daniel D. Springer	86,985,230	33,306,378	35,313,966

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020. The results of such vote were:

For	Against	Abstain
154,896,589	246,973	462,012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2019

DOCUSIGN, INC.

By:	/s/ Trâm Phi
Trâm Phi
SVP, General Counsel